UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): 03/31/2006

OXIS International, Inc.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  0-8092

DE	94-1620407
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

323 Vintage Park Drive, Suite B, Foster City, California 94404
(Address of Principal Executive Offices, Including Zip Code)

650-212-2568
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 31, 2006, OXIS International, Inc. (“OXIS”) entered into a Promissory Note (“Note”) with Fagan Capital, Inc. Pursuant to the terms of the Note, Fagan Capital is lending OXIS $400,000 with interest to accrue at annual rate of 8.0%. No payments of interest or principal are required prior to the maturity date. The maturity date of the Note is June 2, 2006. The obligation to pay all unpaid principal and accrued interest will be accelerated upon an event of default, including failure to pay debt when due in an amount exceeding $200,000, the bankruptcy of OXIS or related events. Pursuant to the Note OXIS covenants that it will not incur indebtedness, other than its current Bridge Bank loan and normal course trade debt, in excess of $1 million. OXIS also covenants that it will not pledge, grant or convey any new liens on its assets. The purpose of this loan is to provide OXIS with short term financing as it seeks longer term financing.

The foregoing summary of the material terms of the Note is qualified in its entirety by the text of the Note attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation.

Reference is made to the disclosure under Item 1.01 above.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

10.1	Promissory Note dated March 31, 2006.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Dated April 4, 2006

OXIS International, Inc.

By:	/s/ Michael D. Centron
Michael D. Centron
Chief Financial Officer